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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement of Randall's Food Markets, Inc. on Form S-8 of our report dated August 15, 1997, appearing in Randall's Food Markets, Inc. Registration Statement on Form S-4 (File No. 333-35457).

    We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in the Registration Statement on Form S-4 (File No. 333-35457).

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
January 7, 1998